EXHIBIT 10.58

FULLY DISCLOSED CLEARING AGREEMENT

BETWEEN

                                                                                       RIDGE CLEARING & OUTSOURCING SOLUTIONS, INC.

                                                              -and-

BROADPOINT SECURITIES, INC.

This agreement (the “Agreement”), dated as of January 11, 2008, between Ridge Clearing & Outsourcing Solutions, Inc. (“Ridge”) and Broadpoint Securities, Inc. (“Correspondent”), sets forth the terms and conditions under which Ridge will provide execution and clearing services, on a fully disclosed basis, to Correspondent and its customers.  Ridge will provide such services only to the extent required by this Agreement, and shall not be responsible for any duties or obligations not specifically allocated to Ridge by this Agreement.  Nothing in this Agreement shall be deemed to delegate to Ridge any regulatory obligation of Correspondent.

I.           APPLICABLE LAWS AND RULES AND APPROVAL BY NYSE

Throughout the term of this Agreement, each of the parties hereunder shall be subject to the provisions of federal, state and local laws, rules and regulations and the constitution, by-laws, rules, regulations and stated policies of the New York Stock Exchange, Inc. (“NYSE”), and any other securities exchange or association or regulatory or self-regulatory organization (“SRO”) vested with authority over the parties and/or the transactions contemplated hereby, applicable to the parties, as currently in effect or as they may be hereinafter amended, revised or supplemented (collectively, the “Applicable Laws and Rules”).  To the extent that specific Applicable Laws and Rules are cited in this Agreement, such individual Applicable Laws and Rules shall also apply as currently in effect or as they may be hereinafter amended, revised or supplemented.  Correspondent agrees to comply with the NYSE rules cited herein, as well as comparable SRO provisions (including, without limitation, comparable NASD rules).  In the event that Correspondent is not an NYSE member firm, Correspondent agrees to comply with the NYSE rules specifically cited herein as if it were an NYSE member firm.

II.           SERVICES

A.	Services to be Performed by Ridge

Subject to compliance by Correspondent with its obligations under this Agreement, Ridge will perform the following services:

1.
Ridge will execute orders for the proprietary account(s) of Correspondent (the “Proprietary Accounts”), and the customer accounts of Correspondent (the “Customer Accounts”), provided such accounts have been accepted by Ridge (collectively, the “Accounts”), but only insofar as such orders are transmitted by Correspondent to Ridge or are transmitted by a customer of Correspondent (“Customer”) to Ridge in accordance with Section V.A. of this Agreement.

2.
Ridge will prepare and distribute confirmations respecting transactions in each of the Customer Accounts in accordance with Section VII.A. of this Agreement, and Ridge will provide duplicates of such confirmations to Correspondent.

3.
Ridge will prepare and distribute summary monthly statements to Customer Accounts (or quarterly statements to Customer Accounts if no activity in the Customer Account occurs during any quarter covered by such statement) in accordance with Section VII.A. of this Agreement, and Ridge will provide duplicates of such statements to Correspondent.

4.
Ridge will settle contracts and transactions in securities (including options to buy or sell securities) (a) between Correspondent and other brokers and dealers, (b) between Correspondent and the Accounts, and (c) between Correspondent and persons other than the Accounts or other brokers and dealers.

5.
Ridge will engage in cashiering functions for the Accounts, including the receipt, delivery and transfer of securities purchased, sold, borrowed and loaned; receiving and distributing payment therefore; holding in custody and safekeeping all securities and payments so received; the handling of margin accounts, including paying and charging of interest; the receipt and distribution of dividends and other distributions; and, at the instruction of the Account, the processing of exchange offers, rights offerings, warrants, tender offers and redemptions.  To the extent that any cashiering functions with respect to the receipt of securities and the making and receiving of payments therefor may be relinquished to Correspondent, Correspondent shall have full responsibility for such functions.

6.
Ridge will construct and maintain books and records of all transactions executed or cleared through it and not specifically assigned to Correspondent pursuant to the terms of this Agreement (e.g., account opening documentation), including a daily record of required margin and other information required by the Applicable Laws and Rules.

Any additional services to be performed shall be subject to the mutual agreement of the parties.  Such additional services, if applicable, shall be set forth with related fees on Schedule A hereto.  Schedule A is hereby incorporated in and made an integral part of this Agreement.

B.	Services That Shall Not be Performed by Ridge

Unless otherwise agreed to in a writing executed by the parties hereto, Ridge shall not engage in any of the following services on behalf of Correspondent, the responsibility for which shall be solely and exclusively that of Correspondent:

1.	Accounting, bookkeeping or recordkeeping, cashiering, or any other services with respect to commodity transactions, and/or any transaction other than securities transactions.

2.	Preparation of Correspondent’s payroll records, financial statements or any analysis or review thereof or any recommendations relating thereto.

3.	Preparation or issuance of checks in payment of Correspondent’s expenses, other than expenses incurred by Ridge on behalf of Correspondent pursuant to this Agreement.

4.	Payment of commissions, salaries or other remuneration, or reimbursement of expenses, to Correspondent’s salespersons or any other employees of Correspondent.

5.
Preparation and filing of reports with the Securities and Exchange Commission (the ”SEC”), any state securities commission, any national securities exchange registered under the Securities Exchange Act of 1934 (the “1934 Act”), or other securities exchange or securities association or any other regulatory or self-regulatory body or agency with which Correspondent is associated and/or by which it is regulated. Ridge will, at the request of Correspondent, furnish Correspondent with any necessary information and data contained in books and records kept by Ridge and not otherwise reasonably available to Correspondent if such information is required in connection with the preparation and filing of such reports by Correspondent.

6.
Making, maintaining and filing reports and records required to be kept by Correspondent by the Currency and Foreign Transactions Reporting Act of 1970 (the “Currency Act”), and the regulations promulgated thereunder (provided, however, that the foregoing shall not affect Ridge’s obligations to make, maintain and file reports and records required to be kept by Ridge by the Currency Act).

7.
Making, maintaining and filing reports and records required of Correspondent by the Bank Secrecy Act (the “Bank Secrecy Act”), the U.S.A. Patriot Act (the “Patriot Act”), and the regulations promulgated thereunder, and other Applicable Laws and Rules relating to anti-money laundering (“AML”) activities, including, without limitation, (i) currency transaction reports (“CTRs”), (ii) currency or monetary instrument reports (“CMIRs”),  (iii) suspicious activity reports (“SARs”), and (iv) foreign bank and financial account reports (“FBFARs”) (provided, however, that the foregoing shall not affect Ridge’s obligations to make, maintain and file reports and records required of Ridge by the Applicable Laws and Rules).  Notwithstanding the foregoing, Ridge reserves the right, exercisable in its sole and exclusive discretion, to prepare and file such reports on behalf of Correspondent.  In the event that Ridge undertakes to prepare or file such reports, Correspondent acknowledges that Ridge does not assume any reporting responsibilities of Correspondent nor is Correspondent relieved of any of its reporting obligations.

8.	Verification of the name or address of any Account.

9.	Verification of the authority of, or changes in the identity or address, of any person holding any power of attorney over any Account.

10.	Verification of the validity of, or proper authorization for, any orders or instructions received by Ridge from Correspondent or from any Customer in connection with an Account.

11.
Obtaining and verifying new account information, and ensuring that such information meets the requirements of the Applicable Laws and Rules, including, without limitation, any requirements of the Bank Secrecy Act, the Patriot Act, and the regulations promulgated thereunder.

12.
Maintaining a record of all personal and financial information concerning any Account and all orders received by Correspondent therefrom, and maintaining all documents and agreements executed by any Account.

13.	Compliance with the reporting, disclosure and record keeping requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations promulgated thereunder.

14.
Compliance by Correspondent with the  statutes,  rules and regulations administered by the Office of Foreign Assets Control (“OFAC”), which prohibit, among other things, engaging in financial transactions with certain sanctioned or embargoed countries and foreign nationals (provided, however, that the foregoing shall not affect Ridge’s obligations to comply with the statutes, rules and regulations administered by OFAC).

C.	Exclusive Clearing Arrangement

Except as otherwise provided in this Section II.C, Correspondent agrees that, for the term of this Agreement, Broadpoint Capital , Inc. shall introduce its equity securities business and Broadpoint Securities, Inc. shall introduce its mortgage securities-related business, as those businesses generally exist as of the date of this Agreement, to Ridge and all transactions in securities within such businesses shall be cleared exclusively through Ridge, unless and except to the extent that: (1) Ridge agrees in writing otherwise; or (2) Ridge has rejected a proposed Account or has declined to execute or clear a particular transaction in an Account.  The exclusive clearing arrangement described in this paragraph shall not extend or apply to new business to the extent resulting from a material merger, acquisition or business combination involving Correspondent. Ridge acknowledges and agrees to Broadpoint Capital , Inc.’s existing clearing relationship with First Clearing Corporation with respect to a limited number of retail accounts.  Ridge acknowledges and agrees to  Broadpoint Securities, Inc.’s existing clearing relationship with Bear Stearns with respect to a limited number of accounts of employees (or relatives and friends of employees) of Correspondent.  In the event that any transaction is cleared through any other firm, nothing herein shall be construed as a waiver by Ridge of the foregoing requirement nor an agreement by Ridge to assume any obligations or liabilities arising from any such transaction.

III.           OPENING AND SUPERVISION OF ACCOUNTS

A.	Account Documentation

Correspondent shall be solely and exclusively responsible for obtaining, verifying and maintaining all required information and the identity and address of each potential Customer, including, without limitation, any customer identification information required by the Applicable Laws and Rules, including, without limitation, the Bank Secrecy Act or the Patriot Act, and any regulation(s) promulgated thereunder.  Correspondent shall be responsible for the maintenance and retention of all account applications, and Correspondent hereby acknowledges its obligation to retain account applications in an easily-accessible place in accordance with the Applicable Laws and Rules and agrees to provide the original application to Ridge by overnight delivery within 24 hours of a request from Ridge.  All account documentation shall be on the forms provided by Ridge for that purpose, or, alternatively, prepared by Correspondent at its expense and pre-approved in writing by Ridge (which approval will not be unreasonably withheld), in either case in a format compatible with Ridge’s computerized accounting and records maintenance systems.  In accordance with Ridge’s procedures, Correspondent shall notify Ridge promptly of any changes or corrections in any information, instructions or documents previously forwarded to Ridge.  Correspondent shall be solely and exclusively responsible for obtaining, updating, and maintaining current and correct customer addresses and other customer information, and Ridge may for all purposes rely, without verification, on the accuracy of such addresses and all other information and documents furnished by Correspondent to Ridge regarding any Customer Account.  Correspondent shall be solely and exclusively responsible for complying with the requirements of Rule 15g-9 under the 1934 Act, if applicable.  Correspondent shall also promptly furnish Ridge with such additional information or documentation as Ridge may request from time to time.

B.             Knowledge of Customer and
Customer’s Investment Objectives

Correspondent shall be solely and exclusively responsible through a general partner, a principal executive officer or a person designated for supervisory responsibilities to use due diligence to learn the essential facts relative to every Customer and Account, every order for any Account, and every person holding power of attorney over any Account, and to supervise diligently all Accounts and their handling by Correspondent’s registered representatives so as to be in compliance in all material respects with all Applicable Laws and Rules.  The preparation or possession by Ridge for Correspondent of surveillance records, exception reports or other similar data shall not obligate Ridge to establish policies, practices or procedures relating to such materials.  Correspondent shall be solely and exclusively responsible for ensuring that the Customers are not minors and do not otherwise lack the capacity to enter into a contract and are not prohibited from opening a securities account under the Applicable Laws and Rules.  Correspondent shall implement and enforce policies and procedures reasonably designed to ensure that (i) the Customer is the individual or entity it represents itself to be, (ii) the funds and securities in any Account do not come from a prohibited source under the Applicable Laws and Rules, and (iii) the Customer or its Customer Account(s) are not established or maintained for a prohibited purpose under the Applicable Laws and Rules.

C.	Acceptance of Accounts

Each Customer Account and Proprietary Account accepted and approved by Correspondent shall be subject to acceptance by Ridge (which shall not be construed to require any due diligence on the part of Ridge).  Correspondent shall not approve any Customer Account unless all information required in Section III.A. of this Agreement has been received and due diligence as set forth in Section III.B. of this Agreement has been performed by Correspondent.  Ridge reserves the absolute right, exercisable in its sole and exclusive discretion acting in good faith, without prior notice to Correspondent or to the Customer, to reject any account that Correspondent may offer as an Account, or to terminate any account previously accepted by it as an Account.  Without limiting the generality of any of the foregoing, Ridge will be under no obligation to accept any Customer Account as to which any documentation or information required to be submitted to Ridge or maintained by Correspondent pursuant to Sections III.A. and III.B. of this Agreement is incomplete.  No action taken by Ridge or any of its employees, including, without limitation, clearing a trade in any Account, shall be deemed to be or shall constitute acceptance of such Customer Account.  Without limiting the generality of any of the foregoing, in the event that any information or documentation requested by Ridge regarding a Customer Account is not promptly provided to Ridge, Ridge may, without prior notice to Correspondent or to the Customer, reject or terminate such account as a Customer Account or refuse to execute or clear any further transactions therein.  If Ridge nevertheless accepts or continues to execute or clear transactions in such Customer Account, it shall not be deemed a waiver of Ridge’s right to receive such information or documentation or to later terminate or refuse to execute or clear transactions in such Customer Account.

D.	Supervision of Orders and Accounts

Correspondent shall be solely and exclusively responsible for the conduct and supervision of the Accounts and all transactions therein and their compliance with the Applicable Laws and Rules.  Correspondent’s responsibilities shall include, without limitation, the following:

1.	selecting, training, and supervising all personnel of Correspondent who open, approve, authorize or accept orders or transactions in the Accounts;

2.
establishing written procedures for the conduct of the Accounts and ongoing review of all transactions in Accounts, and maintaining qualified compliance and supervisory personnel to implement such procedures;

3.	knowing the investment objectives of each Customer and determining the suitability of all transactions in the Accounts;

4.	ensuring that there is a reasonable basis for any recommendations made by Correspondent to Customers;

5.	determining the appropriateness of the frequency of trading in an Account;

6.	determining that each transaction in an Account has been duly authorized;

7.	timely forwarding instructions from the Customer to Ridge, and authenticating any such instructions;

8.
obtaining and maintaining all documents necessary for the performance of Correspondent’s responsibilities under this Agreement and retaining such documents in accordance with the Applicable Laws and Rules;

9.	complying, to the extent applicable, with the “three quote rule” as set forth by the NASD when functioning as an executing broker;

10.	complying with all “Blue Sky” requirements applicable to Correspondent with respect to any order or transaction in an Account; and

11.	informing Ridge of the location of the securities which are the subject of any order transmitted to Ridge for execution so that Ridge may comply with the Applicable Laws and Rules.

E.	The AML Program

1.
Correspondent shall develop, implement and enforce written AML policies and procedures (the “AML Program”), reasonably designed to ensure compliance with the requirements of the Applicable Laws and Rules relating to AML, including, without limitation, the Bank Secrecy Act, the Patriot Act, the  regulations promulgated thereunder, and the statutes, rules and regulations administered by OFAC.  The AML Program shall cover, among other things, (i) the identification and verification of prospective Accounts (Patriot Act, § 326), (ii) the identification of the source(s) of funds and securities in prospective Accounts, (iii) the identification,  monitoring and reporting of suspicious activities, (iv) responses to requests for documents and information from law enforcement authorities, (v) prohibitions on the opening, maintaining, administering or managing of accounts on behalf of prohibited entities (such as, for example, foreign “shell banks”), and (vi) special due diligence procedures for Accounts involving non-U.S. persons (such as, for example, Accounts held directly or indirectly by foreign banks).  The AML Program shall be developed, implemented and enforced by a qualified compliance officer designated by Correspondent for such purposes.  The AML Program shall be reviewed and approved in writing by a member of senior management of Correspondent.  Notwithstanding the foregoing, Ridge reserves the absolute right, without prior notice to Correspondent or to the Customer, to freeze or block assets in any Account, or terminate any Account which, in the sole discretion of Ridge acting in good faith, may violate or may cause a violation of the Bank Secrecy Act, the Patriot Act, or any other AML provision, or statute, rule or regulation administered by OFAC.

Correspondent shall certify annually to Ridge that it is in compliance with this Section III.E. and that has implemented and enforced the AML Program.

2.	Ridge acknowledges the following AML obligations under Applicable Laws and Rules:

a.               Anti-Money Laundering Programs
Ridge acknowledges its obligation, to the extent applicable, to establish an AML program that includes, among other things: (i) the development of internal AML policies; procedures and controls; (ii) the designation of an AML compliance officer; (iii) an ongoing AML employee training program; and (iv) an independent audit function to test the AML program.  (Patriot Act, § 352 and SRO rules).

b.               Reporting of Suspicious Activities By Securities Brokers and Dealers;  Investment Company Study
Ridge acknowledges its obligation, to the extent applicable, to monitor and report suspicious activities, and to prepare and submit SARs in accordance with 31 U.S.C. 5318(g).  (Patriot Act, § 356).

c.               Special Due Diligence for Correspondent Accounts and Private Banking Accounts

i.         Ridge acknowledges its obligation, to the extent applicable, to conduct enhanced due diligence in connection with “correspondent accounts” held by foreign banks operating under: (i) an offshore banking license; or (ii) a banking license issued by a foreign country that has been designated as non-cooperative with international AML principles or procedures by an intergovernmental group or organization of which the United States is a member, with which designation the United States representative to the group or organization concurs, or by the Secretary of the Treasury as warranting special measures due to AML concerns.  This “enhanced due diligence” includes, among other things, reasonable steps: (i) to ascertain the identity of each of the owners of the foreign bank, and the nature and extent of the ownership interest of each such owner; (ii) to conduct enhanced scrutiny of such accounts to guard against money laundering and report suspicious transactions; and (iii) to ascertain whether such foreign bank provides correspondent accounts to other foreign banks and, if so, the identity of those foreign banks and related due diligence information. (Patriot Act, § 312(a)(2)(A) and (B)).

ii.         Ridge acknowledges its obligation, to the extent applicable, to conduct enhanced due diligence in connection with “private banking accounts” held by non-United States persons.  This “enhanced due diligence” includes, among other things, reasonable steps: (i) to ascertain the identity of the nominal and beneficial owner(s) of, and the source of funds deposited into, any “private banking account” as needed to guard against money laundering and report suspicious transactions; and (ii) to conduct enhanced scrutiny of any “private banking account” that is requested or maintained by or on behalf of a senior political figure, or any immediate family member or close associate of a senior political figure, that is reasonably designed to detect and report transactions that may involve the proceeds of foreign corruption. (Patriot Act,
§ 312(a)(3)(A) and (B)).

d.               Forfeiture of Funds in United States Interbank Accounts
Ridge acknowledges its obligation, to the extent applicable, to obtain and review certifications and re-certifications from each Account held by a foreign bank that identify:  (i) the owner(s) of such foreign bank; and (ii) the name and address of a person who resides in the United States and is authorized to accept service of legal process for records regarding the Account.  (Patriot Act,
§ 319 (k)(3)(B)(i)).

e.               Prohibition on United States Correspondent Accounts With Foreign Shell Banks

i.         Ridge acknowledges its obligation, to the extent applicable, not to establish, maintain, administer, or manage any “correspondent account” in the United States for or on behalf of a foreign bank that does not have a physical presence in any country (“foreign shell bank”).  (Patriot Act, § 313(j)(1)).

ii.         Ridge acknowledges its obligation, to the extent applicable, to take reasonable steps to ensure that any “correspondent account” established, maintained, administered or managed by Ridge in the United States for or on behalf of a foreign bank is not being used by that foreign bank to provide banking services indirectly to a “foreign shell bank”.  (Patriot Act, § 313(j)(2)).

f.     Special Measures for Jurisdictions, Financial Institutions, or International Transactions of Primary Money Laundering Concern
Ridge acknowledges its obligation, to the extent applicable, to comply with special measures imposed by the Secretary of the Treasury for jurisdictions, financial institutions, and international transactions of primary money laundering concern.  (Patriot Act, § 311).

g. Cooperative Efforts to Deter Money Laundering

i.         Ridge acknowledges its obligation, to the extent applicable, to respond to requests made by the Financial Crimes Enforcement Network (“FINCEN”) on behalf of a federal law enforcement agency investigating possible terrorist or money laundering activities.  (Patriot Act, § 314(a)).

ii. Ridge acknowledges its obligation, to the extent applicable, to submit notices to FINCEN concerning the voluntary sharing of information with other financial institutions relating to individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities, and to comply with requirements concerning the confidentiality of such shared information.  (Patriot Act,  § 314(b)).

h.               Compliance Obligations

i.         Ridge acknowledges its obligation, to the extent applicable, to make tools available to Correspondent (such as, for example, exception reports and automated systems) to assist Correspondent in complying with its obligation to monitor and detect possible terrorist, money laundering and related activities.

ii.         Ridge acknowledges its obligation, to the extent applicable, to comply with record-keeping requirements in connection with each of the above obligations.

F.	Accounts of Employees of Member Organizations, Self-Regulatory Organizations and Financial Institutions

In each case in which a Customer is an employee of a member organization, a self-regulatory organization or financial institution, the approval of which is necessary to the opening and maintenance of a Customer Account, Correspondent shall be solely and exclusively responsible for obtaining the approval of such employer, and otherwise complying with NYSE Rule 407.

G.	Soft-Dollar Arrangements

Correspondent shall be solely and exclusively responsible for compliance with the Applicable Laws and Rules applicable to each agreement, arrangement or understanding, if any, that it may have with any agent exercising any authority (including, without limitation, investment discretion) over any Account to use commissions to obtain research or other services (collectively, a “Soft-Dollar Arrangement”).

H.	Directed-Brokerage Arrangements

Correspondent shall be solely and exclusively responsible for compliance with the Applicable Laws and Rules applicable to each agreement, arrangement or understanding, if any, that it may have with any Account to rebate any funds, including, without limitation, any portion of any commission, mark-up, mark-down, fee or other charge, or to pay the cost of any service or product for an account, or the expenses of an account (collectively, a “Directed Brokerage Arrangement”).  Correspondent shall use its best efforts to obtain from the Account an authorization for Ridge to rely on the representations and warranties of the Account in any Directed-Brokerage Arrangement and to be the direct beneficiary of the covenants, including, without limitation, any indemnification provision, in each case in a form acceptable to Ridge.

I.	Payment for Order Flow Arrangements

Correspondent shall be solely and exclusively responsible for compliance with the Applicable Laws and Rules applicable to each agreement, arrangement or understanding, if any, that it may have with any other broker-dealer to pay for order flow, or to receive payment for order flow (collectively, a “Payment for Order Flow Arrangement”), including, without limitation, any disclosure requirements.

J.	Prime Brokerage

No Account in connection with which Correspondent is to act as an executing broker in a prime brokerage arrangement shall be opened without the prior written authorization of Ridge and the execution of appropriate documentation by the parties to such arrangement, including, without limitation, an agreement in substantially the same form as the Addendum annexed hereto.

K.	Customers

Each Customer shall remain the customer of Correspondent.  Correspondent acknowledges that Ridge shall not act in the capacity of a fiduciary with respect to Correspondent or any of its customers.  Nothing herein shall cause any Customer to be construed as or deemed to be a customer of Ridge for any purpose whatsoever, except that, for the purposes of the Securities Investor Protection Act and the “financial responsibility” rules of the SEC, Customers shall be deemed to be customers of Ridge as Correspondent’s clearing firm, but only to the extent required by the Applicable Laws and Rules.

L.	Screening of Accounts

Ridge may, in its sole and exclusive discretion, utilize at Correspondent’s expense a third-party service provider to screen Customers and transactions in the Accounts, and the use thereof shall not relieve Correspondent of any of its obligations under this Agreement.  Correspondent acknowledges that such screening or the preparation or possession of surveillance records or any other data (including, without limitation, exception reports) by Ridge on behalf of or for the use of Correspondent shall not obligate Ridge to review such material or make Ridge responsible to know their contents.

M.	Discretionary Accounts

Correspondent shall be solely and exclusively responsible for the handling and supervisory review of any Customer Accounts over which Correspondent’s partners, officers or employees have discretionary authority, as required by NYSE Rule 408, and any other provisions of the Applicable Laws and Rules.  Correspondent shall furnish Ridge with such documentation with respect thereto as may be requested by Ridge.  Correspondent hereby warrants that with regard to any orders or instructions given by Correspondent with respect to such discretionary Customer Accounts, its partners, officers or employees shall have been fully and properly authorized relative thereto and that the execution of such orders shall not be in violation of the Applicable Laws and Rules.

N.	Option Accounts

Before a Customer Account may engage in option trading, Correspondent shall deliver to Customer a current disclosure statement of the Options Clearing Corporation, the Special Statement for Uncovered Option Writing, and any effective amendments or supplements thereto.  Correspondent shall obtain the required signatures on all option agreements, shall obtain proper approval for the opening of all option accounts, and shall otherwise comply with the Applicable Laws and Rules applicable to options accounts and options trading.  Correspondent shall deliver to Ridge a copy of a signed option agreement for each Customer approved by Correspondent for options trading, such agreement to be in a form acceptable to Ridge.

O.	Accounts for Which Agent Holds Power of Attorney

Upon the opening of any Customer Account for which an agent holds a power of attorney on behalf of a principal, Correspondent shall provide Ridge with the name of each principal for whom such agent is acting and with written evidence of the agent’s authority to act on the principal’s behalf.  Correspondent hereby warrants that any orders or instructions of such agent which are transmitted to Ridge pursuant to this Agreement shall have been fully and properly authorized and that the execution of such instructions or orders shall not violate the Applicable Laws and Rules.

P.	Prospectus Delivery

Correspondent shall be solely and exclusively responsible for delivering, or causing to be delivered, prospectuses in connection with public offerings of securities (both initial public and secondary offerings) and sales of mutual funds; provided, however, that, at the request of Correspondent, Ridge may, in its sole and exclusive discretion, assist Correspondent in mailing prospectuses that are delivered to Ridge in a timely fashion.

Q.            Proprietary Accounts of Correspondent

In accordance with the SEC Net Capital Rule (Rule 15c3-1) and for the purposes of the Securities Investor Protection Act and the SEC’s financial responsibility rules, Correspondent will be treated as a client of Ridge.
Account statements of activity for Correspondent’s Accounts are issued and forwarded to Correspondent directly by Ridge.
This Section of the Agreement is in conformity with the SEC No-Action Letter, dated November 3, 1998 (“No-Action Letter”) relating to the capital treatment of assets in the proprietary account of an introducing broker (“PAIB”) and to permit Correspondent to use PAIB assets in its net capital computations. Correspondent shall identify to Ridge in writing all accounts that are, or from time to time may be, proprietary accounts of Correspondent.  Ridge shall perform a computation for PAIB assets (“PAIB Reserve Computation”) of Correspondent in accordance with the customer reserve computation set forth in Rule 15c3-3 (“customer reserve formula”) with the following modifications:
(a)           Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula may not be included as a credit in the PAIB reserve computation;
(b) Note E(3) to Rule 15c3-3a which reduces debit balances by 1% under the basic method and subparagraph (a)(1)(ii)(A) of the net capital rule which reduces debit balances by 3% under the alternative method shall not apply; and
(c)           Neither Note E(1) to Rule 15c3-3a nor NYSE Interpretation /04 to Item 10 of Rule 15c3-3a regarding securities concentration charges shall be applicable to the PAIB reserve computation.
The PAIB reserve computation shall include all proprietary accounts of Correspondent.  All PAIB assets shall be kept separate and distinct from customer assets under the customer reserve formula in Rule 15c3-3.
The PAIB reserve computation shall be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.
Ridge shall establish and maintain a separate “Special Reserve Account for the Exclusive Benefit of Customers” with a bank in conformity with the standards of paragraph (f) of Rule 15c3-3 (“PAIB Reserve Account”).  Cash and/or qualified securities as defined in the customer reserve formula shall be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.
If the PAIB reserve computation results in a deposit requirement, the requirement may be satisfied to the extent of any excess debit in the customer reserve formula of the same date.  However, a deposit requirement resulting from the customer reserve formula shall not be satisfied with excess debits from the PAIB reserve computation.
Within two business days of entering into this PAIB Agreement, Correspondent shall notify its designated examining authority in writing (with copy to Ridge) that it has entered into this PAIB Agreement.
Commissions receivable and other receivables of Correspondent from Ridge (excluding clearing deposits) that are otherwise allowable assets under the net capital rule may not be included in the PAIB reserve computation, provided the amounts have been clearly identified as receivables on the books and records of Correspondent and as payables on the books of Ridge.
If Correspondent is a guaranteed subsidiary of Ridge or if Correspondent guarantees Ridge (i.e., guarantees all liabilities and obligations) then the proprietary account of Correspondent shall be excluded from the PAIB Reserve Computation.
Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, Ridge shall by facsimile or telegram immediately notify its designated examining authority and the Securities and Exchange Commission (“Commission”).  Unless a corrective plan is found acceptable by the Commission and the designated examining authority, Ridge shall provide written notification within 5 business days of the date of discovery to Correspondent that PAIB assets held by Ridge shall not be deemed allowable assets for net capital purposes.  The notification shall also state that if Correspondent wishes to continue to count its PAIB assets as allowable, it has until the last business day of the month following the month in which the notification was made to transfer all PAIB assets to another clearing broker.  However, if the deposit deficiency is remedied before the time at which Correspondent must transfer its PAIB assets to another clearing broker, the Correspondent may choose to keep its assets at Ridge.
The parties shall adhere to the terms of the No-Action Letter (a copy of which is attached hereto as Exhibit B and which is hereby incorporated by reference), including the Interpretations set forth therein, in all respects.

IV.           EXTENSION OF CREDIT

A.            Margin Agreement

Prior to the execution or clearance of any margin transaction in an Account, Correspondent shall obtain and provide Ridge with a margin agreement, hypothecation agreement and consent to loan of securities (collectively, “margin agreement”) executed by the Customer (or, in the case of any Proprietary Account, executed by Correspondent), such agreement to be in a form acceptable to Ridge.  Ridge shall have all rights and remedies set forth in such margin agreement, in addition to those set forth in this Agreement, with respect to Accounts which are margin accounts.  All transactions in an Account shall be considered cash transactions until Ridge has determined, in its sole and exclusive discretion, to accept margin transactions therein and the duly executed margin agreement has been received by Ridge.  Ridge may cancel and rebook as a cash transaction any margin transaction for an Account for which no such executed margin agreement has been received prior to settlement date, and all transaction costs associated with each such cancellation and rebooking shall be borne in their entirety by Correspondent.  Correspondent shall be responsible for compliance with Rule 10b-16 under the 1934 Act.  Correspondent shall obtain in advance of dissemination the written approval of Ridge of any document to be provided to Customers in connection with Rule 10b-16 under the 1934 Act.

           B.            Margin Requirements

Correspondent shall be solely and exclusively responsible to Ridge for the collection of initial margin and for maintenance at all times of margin in each Account sufficient to ensure compliance with Regulation T, promulgated by the Board of Governors of the Federal Reserve System pursuant to the 1934 Act, and any interpretations thereof, with any other margin or margin maintenance rules under the Applicable Laws and Rules, and with Ridge’s house margin rules.  After initial margin has been received, maintenance margin calls shall be generated by Ridge and made by Ridge or by Correspondent at the instructions of Ridge.

Correspondent understands and acknowledges that Accounts shall be subject to any house rules of Ridge requiring initial margin or maintenance margin in amounts greater than would otherwise be required under Regulation T or any other provisions of the Applicable Laws and Rules.  Ridge may at any time, in its sole and exclusive discretion, change its house margin requirements as they pertain to any Account or class of accounts or specific securities or class of securities, including, without limitation, in response to market conditions and periods of extreme volatility.  Such changes shall be effective immediately upon the provision of oral notice to Correspondent.  Correspondent shall be solely and exclusively responsible for advising the Customers of any such changes and for the prompt collection of any additional margin necessary to ensure compliance therewith.

C.            Interest on Margin Accounts

Ridge will charge interest on Accounts that are margin accounts in accordance with the margin agreements applicable to such Accounts, provided that such interest and other charges will not exceed amounts that may be charged under the Applicable Laws and Rules.  Ridge may at any time, in its sole and exclusive discretion, revise its credit terms and conditions.

V.           TRANSMISSION, ACCEPTANCE AND EXECUTION OF ORDERS

A.	Transmission of Orders

All orders in Accounts shall be transmitted to Ridge by Correspondent in accordance with such procedures as Ridge may implement from time to time for that purpose.  Customers shall not place orders directly with Ridge.  Notwithstanding the foregoing, Ridge may, in its sole and exclusive discretion, on a case-by-case basis, make exception and agree to accept orders directly from a particular Customer or Account at the request of a Correspondent; provided, however, that in doing so Ridge shall not assume or be deemed to have assumed any of the responsibilities for supervision of Accounts allocated to Correspondent under this Agreement.  Ridge shall have no duty of inquiry or investigation with respect to any orders transmitted to it for execution or clearance.  Correspondent shall be responsible for the timely and accurate transmission of all orders to Ridge, as well as for any errors or discrepancies therein.

B.	Acceptance of Orders

Orders accepted by Ridge for execution and clearance shall be executed and cleared in accordance with Ridge’s standard practices and the Applicable Laws and Rules.  Ridge reserves the absolute right, exercisable in its sole and exclusive discretion acting in good faith, without prior notice to Correspondent or to the Customer, to reject for execution and clearance any orders or trades which exceed established limits or are otherwise unacceptable to Ridge due to such factors as adverse market conditions, assumptions regarding the volatility and liquidity of the subject securities, current market price, the financial condition or credit worthiness of Correspondent or of the Customer, any regulatory issues relating to Correspondent or the Customer, or for any reason whatsoever which, in the sole and exclusive discretion of Ridge acting in good faith, renders it advisable to reject an order or trade.  Ridge also reserves the right, exercisable in its sole and exclusive discretion acting in good faith, to restrict trading in Accounts in any manner, including, but not limited to, restricting trading to liquidating orders only or cash transactions only, or to prohibit certain trading strategies or trading of certain types of securities.

C.	Over-the-Counter Transactions

For all over-the-counter transactions, Correspondent shall furnish Ridge with the names of the respective purchasing and selling broker-dealers (except as otherwise provided in Section V.D. of this Agreement), and the wholesale and retail purchase and sale prices necessary for confirmation in accordance with the Applicable Laws and Rules.

D.	Designation of Contra Brokers

Whenever Correspondent directs Ridge to route an order to a particular broker, dealer, or market for execution, including, without limitation, designating the contra broker in an over-the-counter transaction for an Account, Correspondent shall be responsible to Ridge for all aspects of the transaction, including, without limitation, any duty of best execution or any failure by such contra broker or dealer to settle the transaction for any reason whatsoever, and Correspondent shall immediately reimburse Ridge for any loss, liability, claim, cost or expense, in each case as incurred, including, but not limited to, attorneys’ fees and expenses incurred or sustained by Ridge in connection therewith.

E.	Short Sales

Correspondent shall be solely and exclusively responsible for determining and advising Ridge whether each order for the sale of securities for an Account is “long” or “short” within the meaning of the Applicable Laws and Rules.  Correspondent shall also be solely and exclusively responsible for ensuring that each short sale for an Account complies with Rule 10a-1 under the 1934 Act, NYSE Rule 440B, all provisions relating to short sales under NASD rules, and the interpretations of such rules, and any other applicable provisions of the Applicable Laws and Rules regarding short sales.

F.	Low Priced/Penny Stocks

Ridge shall not be required to execute orders in any securities that are not “reported securities,” as defined in SEC Rule 3a51-1.  Correspondent shall not accept orders for transactions in securities that do not meet such criteria without the prior written consent of Ridge, and the disclosure requirements of SEC Rule 3a51-1 do not apply.

G.	Order Limits; Position and Credit Limits

Correspondent shall be responsible for maintaining continuing familiarity and compliance with all limits on order size and all position and credit limits which have been or may be established by Ridge with respect to transactions in the Accounts, which limits may be changed from time to time by Ridge in its sole and exclusive discretion.  Correspondent agrees to notify Ridge and obtain its approval prior to the entry of any trade in an Account which would exceed such limits.

H.	Delivery Versus Payment

Correspondent agrees to comply with NYSE Rule 226 by ensuring that its Customers utilize the facilities of a securities depository for the confirmation, acknowledgment, and book entry settlement of all depository eligible transactions in connection with delivery versus payment transactions.  Correspondent shall be solely and exclusively responsible for causing any Customers engaging in such transactions to utilize such facilities.  Correspondent further agrees to ensure that its Customers shall provide their agent with instructions in accordance with the requirements set forth in NASD Rule 11860.

I.	Buy-Ins and Sell-Outs; Interest Charges

Upon the failure of any Customer (or, in the case of Proprietary Accounts, Correspondent) to make timely payment for securities purchased or timely and good delivery of securities sold, or the failure timely to comply with any applicable margin requirements, Ridge will be entitled, but not obligated, to take such remedial action, or direct Correspondent to take such remedial action, as Ridge, in its sole and exclusive discretion, deems appropriate, including, but not limited to, executing buy-ins or sell-outs for an Account.  Checks shall not constitute payment until they have cleared and the proceeds have been collected by Ridge’s bank and credited to Ridge.  The taking or not taking of any such remedial action by Ridge shall not in any way affect or diminish Correspondent’s indemnification, reimbursement, or payment obligations pursuant to this Agreement.

To the extent permitted by Regulation T, Rule 15c3-3(m) under the 1934 Act, or any other provisions of the Applicable Laws and Rules, Correspondent may request, in a writing signed by an officer, partner or principal of Correspondent, that Ridge defer a buy-in or sell-out for an Account.  The grant or denial, in whole or in part, of any such request to defer a buy-in or sell-out, or of any application for an extension of time for any Account to make any payment required by Regulation T or any other provision of the Laws or Rules, shall remain within the sole and exclusive discretion of Ridge.  Correspondent shall be liable to Ridge for any loss or expense incurred by Ridge in connection with such request, whether or not granted.

Ridge may, at its option, charge Customers (or, in the case of Proprietary Accounts, Correspondent) interest at the rate of 2% above the broker’s call rate, or such other rate as may be agreed in writing by Correspondent and Ridge, arising from any debit in an Account however arising, including, without limitation, for late payments or deliveries of securities.  Correspondent shall be liable to Ridge for such charges to the extent not paid by Customers.

J.	Option Assignments, Tender Offers, and Rights Offerings

Ridge will process option assignments, tender offers, and rights offerings only in accordance with the written instructions of Correspondent or the Customer.

Ridge may, in its sole and exclusive discretion, buy back in the cash market or borrow shares on the day Ridge is notified of option assignments affecting shares which have been tendered and which have caused short positions in Accounts as of either the proration or withdrawal date.  Shares purchased for cash or borrowed shall not be considered part of an Account’s tendered position until such shares are in Ridge’s actual possession.  Ridge will reduce the tender for Accounts by the size of the short or unreceived shares.

During a tender period in which there are competing and counter tender offers for a security, Ridge will tender only upon the written instructions of Correspondent or the Customer and only on a trade date basis the number of shares net long in the Account as of either the proration or withdrawal date, which number shall, at Ridge’s request, be confirmed in writing by Correspondent.  Correspondent shall be solely and exclusively responsible for ensuring that such tender is being made upon the instructions of persons authorized to direct the disposition of the shares and, at Ridge’s request, shall confirm it in writing.

In connection with a rights offering, Ridge will exercise rights only upon the written instructions of Correspondent or the Customer and only on a trade date basis the number of rights relating to shares net long in the Account, which number shall, at Ridge’s request, be confirmed in writing by Correspondent.  Correspondent shall be solely and exclusively responsible for ensuring that such exercise is being made upon the instructions of persons authorized to do so and, at Ridge’s request, shall confirm it in writing.

K.           Options Policy

At Ridge it is the policy that no uncovered (“naked”) index options orders are to be entered on behalf of any client or correspondent.  In addition, all option orders are required to be designated as opening or closing, whichever term applies.  Correspondent is responsible for ensuring compliance with this policy and will be liable for the consequences of any violations, including, but not limited to, any damages caused.  Ridge may terminate this Agreement in the event that you fail to comply with this policy.

L.	Participation in Underwritings / Special Requirements

Correspondent agrees that, if it participates in Initial Public Offerings (IPO’s) either as a Manager or a Co-Manager, it shall provide Ridge’s Risk Manager with a preliminary prospectus (“Red Herring”) and an estimate of the size of Correspondent’s commitment, as soon as practicable after the filing of the Red Herring.

M.	Execution Away

In the event you execute your own orders and give Ridge’s name to the other broker for clearance and settlement, you agree that you will only execute bona fide orders or request free delivery of cash or securities where you have reasonable grounds to believe that the Account and the other broker have the financial capability to complete the transaction.  Ridge reserves the right at any time to place a limit (of either dollars or number of securities) on the size of transactions that Ridge in these circumstances will accept for clearance.  If, after you have received notice of such limitation, you execute an order in excess of the limit established by Ridge, Ridge shall have the right to notify the other party and other broker that it will not accept the transaction for clearance and settlement.  In the event any claim is asserted against Ridge by the other broker because of such action by Ridge, you agree to indemnify and hold Ridge harmless from any loss, liability, damage, cost or expense (including but not limited to fees and expenses of legal counsel) arising directly or indirectly therefrom.

In the event you execute orders away from Ridge, Ridge will on a best efforts basis attempt to clear the transaction within a reasonable period and utilize the same procedures it utilizes when clearing transactions on behalf of other firms clearing through Ridge.  If either you or the other broker for any reason whatsoever fail to settle the transaction, you will be solely liable to Ridge for any and all loss, including expenses caused thereby and Ridge shall have no liability to you whatsoever in any such circumstance.  You further agree to take all appropriate capital charges on your books arising out of or incurred in connection with your executing orders away from Ridge.

Notwithstanding the foregoing, option transactions shall be executed on behalf of Customers and Accounts solely and exclusively by Ridge.

VI.	RECEIPT AND DELIVERY OF FUNDS AND SECURITIES

A.	Receipt and Delivery in the Ordinary Course of Business

Ridge will receive and deliver funds and securities for Accounts in accordance with Correspondent’s written instructions to Ridge, provided that Correspondent shall be responsible for advising Customers of their obligations to deliver funds or securities in connection with each transaction in an Account and shall be responsible for any failure by a Customer to satisfy such obligations.  Correspondent agrees promptly to deliver to Ridge any and all funds or securities received by Correspondent from Customers, together with such information as may be relevant or necessary to enable Ridge properly to record such deliveries in the appropriate Accounts.  Ridge will be responsible for the safeguarding of all funds and securities actually received and accepted by Ridge, subject to count and verification by Ridge.  Ridge shall not be responsible for any funds or securities delivered by a Customer to Correspondent or its agents or employees until such funds or securities are physically delivered to and accepted by Ridge at its premises or deposited in Ridge’s bank accounts.  It is expressly understood and agreed, however, that Correspondent shall be responsible for compliance with the Currency Act, and the regulations promulgated thereunder.  Ridge reserves the right to reject any funds or securities, without prior notice to Correspondent or to the Customer, that it determines, in its sole and exclusive discretion, may violate or cause a violation of the Applicable Laws and Rules, including, without limitation, the Bank Secrecy Act, the Patriot Act, and the regulations promulgated thereunder.

B.	Lost, Stolen or Forged Securities

Correspondent shall be responsible for any defect in title to any securities purchased, sold, borrowed, delivered or transferred under this Agreement which may have been forged, counterfeited, altered, lost, stolen, or the subject of any similar occurrence or act.

C.	Custody Services

Whenever Ridge acts as custodian of securities in any Account or holds securities in “safekeeping”, Ridge may hold the securities in the Customer’s name (“Customer Name Securities”), or may cause such securities to be registered in the name of Ridge or its nominee or in the names or nominees of any depository used by Ridge (“Nominee Name”).   If securities are held in the name of the Customer (i.e., not in Nominee Name), Ridge will have no responsibility for, among other things, collecting and paying of dividends, transmitting and handling tenders or exchanges pursuant to tender offers and exchange offers, transmitting  proxy materials and other shareholder communications, and  handling  exercises or expirations of rights and warrants or redemptions.

D.	Receipt and Delivery Pursuant to Special Instructions

Upon special instructions from Correspondent or from a Customer, Ridge will endeavor to make such transfers of securities or Accounts as may be requested, consistent with the Applicable Laws and Rules.  Any such special instructions shall be in writing.

E.	Restricted or Control Securities

Correspondent shall be solely and exclusively responsible for determining whether any securities in Accounts are restricted and/or control securities within the meaning of Rule 144 under the 1933 Act, and for ensuring that any transactions in such securities are in compliance with the Applicable Laws and Rules.  Prior to the time an order in such securities is transmitted to Ridge, Correspondent shall notify Ridge and Ridge may, in its sole and exclusive discretion, charge such reasonable fees, in addition to the clearing charges described below, as it deems appropriate for handling such transactions.

VII.	CONFIRMATIONS AND STATEMENTS

A.	Preparation and Transmission

In the case of Customer Accounts, Ridge will prepare and mail confirmations and monthly or quarterly statements of account to Customers in connection with transactions executed or cleared through Ridge.  Confirmations and statements of account shall disclose that the Accounts are carried on a fully-disclosed basis for Correspondent.  Correspondent acknowledges that such confirmations shall be prepared and delivered on Correspondent’s behalf and at its direction, and that such confirmations shall remain, for all purposes, the confirmations of Correspondent.  Correspondent further acknowledges that it shall have sole and exclusive responsibility for information that it provides or fails to provide for disclosure on confirmations and monthly or quarterly statements.  Accordingly, Correspondent shall provide in writing to Ridge any information required by the Applicable Laws and Rules to be disclosed in its confirmations and monthly and quarterly statements, including, without limitation, information required in connection with any Directed-Brokerage Arrangement or Payment for Order Flow Arrangement.   Correspondent shall review and approve in writing the form of confirmations and monthly and quarterly statements of account prior to their use.   Ridge will provide Correspondent with copies of all confirmations and statements sent by Ridge to Customers in connection with the Accounts.  Correspondent shall not prepare or transmit confirmations or periodic account statements to Customers without the prior written consent of Ridge.

B.	Examination and Notification of Errors

Correspondent shall examine promptly all confirmations, comparisons, monthly and quarterly statements of account, the Reconciliation Statements (as defined in Section IX.C. of this Agreement), and any other statements or reports provided to Correspondent by Ridge or its clearing agency.  Confirmations and comparisons shall be deemed accurate and correct, and Correspondent shall be deemed to have waived any claim with respect to the accuracy or correctness of the information therein, unless Correspondent notifies Ridge in writing of any alleged errors or discrepancies prior to the settlement date for the subject transactions.  Monthly and quarterly statements of account shall be deemed accurate and correct, and Correspondent shall be deemed to have waived any claim with respect to the accuracy or correctness of the information therein, unless Correspondent notifies Ridge in writing of any alleged errors or discrepancies within ten (10) business days of receipt.  Any notice of error shall be accompanied by such documentation as may be necessary to substantiate Correspondent’s claim.  At the request of Ridge, Correspondent promptly shall provide any additional documentation or information Ridge reasonably believes is necessary or desirable to substantiate and correct any such alleged error or discrepancy.

C.	Notations on Confirmations, Monthly and Quarterly Statements, and Notices

Ridge will make reasonable efforts to indicate on confirmations, monthly and quarterly statements, and notices to Customers that Customers are customers of Correspondents or are introduced by Correspondent.  Occasional or inadvertent omission of such notations shall not be deemed to constitute a breach of this Agreement, and shall not affect the allocation of responsibilities between Ridge and Correspondent pursuant to this Agreement.

VIII.	BOOKS AND RECORDS

Ridge will prepare and maintain stock records and other prescribed books and records of the services performed and transactions effected by Ridge for the Accounts on a basis consistent with generally accepted practices in the securities industry and with the Applicable Laws and Rules governing clearing brokers.  Such books and records will include, without limitation, records of daily margin requirements as required by NYSE Rule 432.  Ridge reserves the right, at its sole and exclusive discretion, to amend its policies with respect to the retention of reports requested by or provided to Correspondent.  Any reports relating to the Accounts that, under the Applicable Laws and Rules, are required to be prepared and filed with the SEC or any other regulatory or self-regulatory organization by Correspondent or Ridge shall remain the responsibility of the respective parties, and Ridge and Correspondent each agrees promptly to provide the other with any information in its possession necessary to enable the other to prepare and file any such reports.

IX.	COMMISSIONS AND CLEARING FEES

A.	Commissions

Correspondent shall be solely and exclusively responsible for determining the amount of commissions, mark-ups and similar fees charged by Correspondent (collectively, “Commissions”) for transactions in the Customer Accounts, and Ridge shall not exercise any control or influence over the amount of such Commissions.  Correspondent shall be solely and exclusively responsible for compliance with the Applicable Laws and Rules relating to commissions, including, but not limited to, any disclosures to Customers or others required to be made in connection therewith.  On or before the execution of this Agreement, Correspondent shall have provided Ridge with a schedule (the “Commission Schedule”) showing the amounts of Commissions to be charged to Customers.  Correspondent may amend the Commission Schedule from time to time by written instructions to Ridge.  Ridge will debit and collect from Customer Accounts the amounts shown on the Commission Schedule, but Ridge will be required to implement any amendments to the Commission Schedule only to the extent and over such time as is within the normal capabilities of Ridge’s data processing and operations systems.  Notwithstanding anything herein to the contrary, Ridge shall not be obligated to charge Customers any amounts that it believes violate the Applicable Laws and Rules, but Ridge will have no obligation to determine whether any such charges violate the Applicable Laws and Rules.

B.	Clearing Fees

Correspondent agrees to pay Ridge the clearing fees and other amounts set forth in  Schedule B hereto for the execution, clearing and related services to be provided under this Agreement.  Schedule B is hereby incorporated in and made an integral part of this Agreement.

C.	Collection and Remittance of Commissions

On behalf of Correspondent, Ridge will collect all Commissions paid by Customer Accounts and will deduct and retain the following amounts from such Commissions:

1.	all amounts payable to Ridge in accordance with Schedule B and any amendments thereto;

2.	any expenses payable by Ridge on Correspondent’s behalf;

3.
any loss, liability, damage, claim, cost or expense (including, but not limited to, attorneys’ fees and expenses), as incurred, in respect of which Ridge or any of its control persons, directors, officers, employees, agents, affiliates, successors and assigns (collectively, including Ridge, the “Ridge Parties”) is entitled to indemnification by Correspondent under this Agreement; and

4.
all other amounts owed by Correspondent or by any Customer to Ridge pursuant to this Agreement or any other agreement between Ridge and Correspondent or between Ridge and any Customer (including, without limitation, Customers’ unsecured debit items or unsecured or partially secured short positions).

As soon as practicable after the end of each month, Ridge will credit the Settlement Deposit Account (as defined in Section X.B. of this Agreement) with the amount of Commissions collected by Ridge on Correspondent’s behalf, net of all amounts to be deducted as set forth above and any other amounts due to Ridge from Correspondent, however arising, as determined by Ridge.  If the amount due to Ridge in any month exceeds the amount available in Correspondent’s Settlement Deposit Account, Correspondent shall, in accordance with the provisions of Section X.A. of this Agreement, immediately deposit with Ridge additional cash so that the Settlement Deposit Account shall always have a zero or credit balance.  If Correspondent fails to make such additional deposit, Ridge will have full rights of setoff, including, without limitation, the right to charge any other Account maintained by Ridge for Correspondent or any other assets of Correspondent held by Ridge, including, but not limited to, the Security Deposit (as defined in Section X.B. of this Agreement) and positions and balances in Accounts which are proprietary accounts of Correspondent, for the net amount due Ridge.  If Ridge elects not to charge such other Accounts or assets, or such assets are insufficient to discharge the net amount due to Ridge, any amount due to Ridge will be paid to Ridge by Correspondent by check within ten (10) days of Correspondent’s receipt of a statement (the “Reconciliation Statement”) showing the amount due to Ridge.  If Ridge does not receive payment within such period, Ridge will charge Correspondent interest at 2% above the broker’s call rate, or such other rate as may be agreed in writing by Ridge and Correspondent until paid.  Any failure by Ridge to charge the Settlement Deposit Account or any other Account or assets of Correspondent held by Ridge shall not act as a waiver of Ridge’s right to demand payment of, or to charge Correspondent’s Accounts for, the full amount due at any time.

X.	SECURITY FOR OBLIGATIONS OF CORRESPONDENT

A.	Lien and Security Interest

In order to secure the performance by Correspondent of all of its obligations under this Agreement, including, but not limited to, its liability to Ridge for any failures by Customers timely to pay for or deliver securities purchased or sold and for any losses resulting from unsecured debit balances or short positions in Accounts, Correspondent hereby grants Ridge a continuing lien, security interest in and right of setoff against (a) the Settlement Deposit Account and the Security Deposit (as such terms are defined below), (b) any Proprietary Accounts, and (c) any Commissions, funds, securities or other property of Correspondent held by Ridge.  Correspondent further agrees that Ridge may debit any cash balances and/or liquidate any securities held in the Settlement Deposit Account or in any Proprietary Account and credit the proceeds to Ridge in such amounts as are necessary to satisfy Correspondent’s obligations under this Agreement and at such times as Ridge, in its sole and exclusive discretion, deems appropriate.  The lien, security interest and right of setoff created hereunder shall survive the termination of this Agreement until such time as, in the sole and exclusive discretion of Ridge, security for the performance of Correspondent’s obligations is no longer required.

B.	Settlement Deposit Account and Security Deposit

On or before the execution of this Agreement, Correspondent shall have established an account (the “Settlement Deposit Account”) with Ridge.  The Settlement Deposit Account shall at all times contain cash and/or securities issued or guaranteed as to principal and interest by the United States (“U.S. Government Securities”) having an aggregate present value as set forth in Schedule B (the “Security Deposit”).  Ridge reserves the right, in its sole and exclusive discretion, on written notice to Correspondent, at any time, to increase the amount of the Security Deposit required to be maintained by Correspondent.  Correspondent shall immediately transfer to the Settlement Deposit Account sufficient cash and/or U.S. Government Securities to satisfy the increased amount of the Security Deposit.  If Correspondent fails to transfer such additional cash or U.S. Government Securities to the Settlement Deposit Account, or if, for any other reason, including, but not limited to, the exercise of any right of setoff pursuant to Section X.A. of this Agreement, the aggregate value of cash and U.S. Government Securities in the Settlement Deposit Account is less than the Security Deposit amount then in effect, Ridge will be entitled to deposit in the Settlement Deposit Account such Commissions, funds, securities or other property of Correspondent in Ridge’s possession as are necessary to satisfy the deficiency.  No later than thirty (30) days after termination of this Agreement, Ridge shall refund all cash or securities in the Settlement Deposit Account except for (i) deductions on account of (a) all clearing and other charges, costs, or expenses due Ridge in accordance with the terms of this Agreement, including any minimum monthly fee set forth on Schedule B to the extent applicable; (b) all charges payable by Ridge on your account; and (c) all amounts due Ridge from you under this Agreement including amounts arising from any losses, liabilities, or damages in accordance with the terms hereof and (ii) amounts held back as determined by Ridge, in the reasonable exercise of its discretion, to be necessary to protect itself fully against any liabilities, costs, or expenses (whether mature or contingent, liquidated or unliquidated) for which Correspondent may be responsible under the terms of this Agreement (without limiting the foregoing, amounts held back may include reasonable amounts on account of transactions in respect of Customer Accounts that have settled for ten days or less and on account of margin accounts of your Customers or other Customer Accounts having a debit balance, other than accounts that Correspondent has agreed in writing to accept).

C.	Funds, Securities and No Interest

All funds transferred to the Settlement Deposit Account shall be in immediately available United States funds.  All securities transferred to the Settlement Deposit Account (a) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Ridge may request, and (b) shall be transferred on the book-entry system of a Federal Reserve Bank, or by any other method acceptable to Ridge.  Ridge shall not be obligated to pay interest to Correspondent on any cash held in the Settlement Deposit Account.  Neither the Security Deposit nor the Settlement Deposit Account shall be deemed to be margin for any Account, nor shall they give rise to or constitute an ownership interest in Ridge.

XI.	INFORMATION TO BE SUPPLIED BY CORRESPONDENT

A.	Financial Statements and Other Reports

Throughout the term of this Agreement, Correspondent shall promptly furnish Ridge with copies of, as well as any amendments or supplements to, the audited annual and unaudited quarterly financial statements of its parent, for each fiscal year and quarterly period, any Financial and Operational Combined Uniform Single (“FOCUS”) Reports, any amendments to Correspondent’s Form BD, any reports on Form U-4 or Form U-5 for any of Correspondent’s executive officers, and any other material regulatory or financial reports that Ridge may from time to time reasonably request.  Correspondent shall promptly advise Ridge in writing of any material errors or omissions in such financial information and reports that it becomes aware of.  Correspondent further will immediately provide notice to Ridge in the event that Correspondent’s capital becomes subject to the “early warning” provisions of SEC Rule 17a-11.  With respect to such reports and notice that Correspondent with its primary examining authority or the SEC Correspondent shall provide such reports and notice to Ridge no later than the time Correspondent files such reports with its primary examining authority or the SEC.

B.	Suspension or Restriction

In the event that Correspondent learns that Correspondent or any of its affiliates or executive officers becomes subject to revocation, suspension, bar, injunction, restriction, consent decree, cease-and-desist order, or other formal disciplinary action by the SEC, the Financial Industry Regulatory Authority (“FINRA”), or any other regulatory or governmental body having jurisdiction over Correspondent or such affiliate or executive officer, Correspondent shall notify Ridge promptly and, in addition to such other rights and remedies as Ridge may have under this Agreement and the Applicable Laws and Rules, Correspondent authorizes Ridge to take such reasonable steps as Ridge determines, in its sole and exclusive discretion, may be necessary or advisable for Ridge to be in compliance with the Applicable Laws and Rules.  Correspondent further authorizes Ridge, in such event, to comply with requests, directives or demands made upon Ridge by any such exchange or regulatory body.  In connection with such requests, directives or demands, Ridge may seek advice or legal counsel.

C.	Actions, Lawsuits, Arbitrations, Investigations and Inquiries

In the event that Correspondent learns that Correspondent or any of its affiliates or executive officers becomes a subject, target, respondent or defendant in any material action, lawsuit, arbitration, investigation, inquiry or other proceeding (formal or informal) relating, directly or indirectly, to it or its business, Correspondent shall notify Ridge in writing within ten (10) business days and, in addition to such other rights and remedies as Ridge may have under this Agreement and the Applicable Laws and Rules, Correspondent authorizes Ridge to take such steps as Ridge determines, in its sole and exclusive discretion, may be necessary or advisable for Ridge to be in compliance with the Applicable Laws and Rules.

D.	Additional Information

At the reasonable request of Ridge, Correspondent shall promptly supply Ridge with such other information, reports or documentation reflecting or relating to Correspondent’s financial condition, including, without limitation, its aggregate indebtedness ratio and net capital; Correspondent’s executive officers; and inquiries, investigations, or disciplinary action relating to Correspondent or  its executive officers by the SEC, NYSE, NASD, or any other regulatory or governmental body.   Within five (5) business days after their filing, Correspondent shall supply Ridge with copies of reports that it files pursuant to the Bank Secrecy Act, the Patriot Act, or any other AML provision, including, without limitation, CTRs, CMIRs, SARs or FBFARS.  At the request of Ridge, Correspondent shall (i) file a notice pursuant to Section 314 of the Patriot Act and any regulation(s) promulgated thereunder to permit the voluntary sharing of information between the parties, and (ii) supply Ridge with such additional information as is necessary for Ridge to satisfy its obligations under the Bank Secrecy Act, the Patriot Act, and the regulations promulgated thereunder.

XII.	COMMUNICATIONS WITH CUSTOMERS

Correspondent shall provide written notice to new Customers within (30) thirty days of execution of the relevant customer agreement, describing the respective obligations of the parties under this Agreement and any other customer-related responsibilities of the parties in accordance with NYSE Rule 382 and NASD Rule 3230.  The notifications shall be in substantially the form of Exhibit A annexed hereto; provided, however, that Ridge may, in its sole and exclusive discretion, provide the notifications on behalf of Correspondent.  Correspondent shall be responsible for the payment of all costs incurred in connection with the preparation and mailing of the notifications.

Ridge and Correspondent each agrees to forward promptly to the other party a copy of any written complaint received from a Customer or other material written correspondence that relates to services provided or obligations assumed under this Agreement by the other party.  Ridge and Correspondent each agrees to forward promptly to the other party’s DEA a copy of any written complaint received from a Customer that relates to services provided or obligations assumed under this Agreement by the other party.  Correspondent agrees to forward promptly to Ridge a copy of all of Correspondent’s filings pursuant to NYSE Rule 351.  Correspondent shall also provide Ridge with such additional information as Ridge may reasonably request.

XIII.	ERRORS, CONTROVERSIES AND ADDITIONAL INDEMNITIES

A.	Errors and Controversies

Correspondent shall, except to the extent provided directly below, be solely and exclusively responsible for any error, controversy, dispute or discrepancy between Correspondent, or any of its control persons, partners, directors, officers, employees, agents, affiliates, successors or assigns (collectively, including Correspondent, the “Correspondent Parties”), and any of the Accounts or Customers.  Except to the extent otherwise provided in this Agreement and except to the extent resulting from the negligence of Ridge or any Ridge Party, Correspondent shall indemnify, and hold harmless Ridge and any Ridge Party, from and against any allegations, claims, demands, proceedings, suits, and actions and any liabilities, expenses, attorney’s fees (including fees and costs incurred in enforcing Ridge’s right to indemnification), and costs in connection therewith arising directly or indirectly from any such error, controversy, dispute or discrepancy, and from any action or proceeding commenced by or against any of the Correspondent Parties by any Customer, or from the settlement of any such claim, action or proceeding.

B.	Additional Indemnities

Except to the extent otherwise provided in this Agreement and except to the extent resulting from the negligence of Ridge or any Ridge Party, Correspondent shall indemnify, and hold harmless Ridge and any Ridge Party, from and against any allegations, claims, demands, proceedings, suits, and actions and any liabilities, expenses, attorney’s fees (including fees and costs incurred in enforcing Ridge’s right to indemnification), and costs in connection therewith arising directly or indirectly from or related to the Accounts, the Customers or any order or transaction contemplated by this Agreement, or as a result of any inquiry or investigation conducted in connection therewith or in the defense or settlement of any threatened or pending action or proceeding brought by any regulatory or self-regulatory organization, governmental agency or private person arising out of or in connection with the same including, among other things, any loss, liability, damage, claim, cost or expense (including, but not limited to, attorneys’ fees and expenses) arising from or relating to any of the following:

1.
the failure of any Customer to make timely payment for securities purchased or timely and good delivery of securities sold, the existence of an unsecured debit balance or unsecured short position in an Account, the failure of any Customer timely to comply with initial margin or maintenance margin requirements, the failure of any Customer to pay interest in accordance with the applicable margin agreement(s), or the failure of any Customer otherwise to fulfill any of its obligations in connection with any Account;

2.
the failure of Correspondent to perform any duty, obligation, or responsibility with respect to customer accounts as set forth in this Agreement, it being understood that Correspondent’s indemnification obligation under this Paragraph shall not be affected by the participation of Ridge or any Ridge Party in any transaction giving rise to such an obligation, unless such participation constitutes recklessness, fraud, or criminal conduct;

3.
any defect in title to any securities purchased, sold, borrowed, delivered or transferred under this Agreement (including, without limitation, those that may have been forged, counterfeited, altered, lost or stolen), and any adverse claims with respect to any securities purchased, sold, borrowed, delivered or transferred under this Agreement, it being understood that Ridge will be deemed to be solely and exclusively an intermediary between Correspondent and Customers with respect to such securities and will be deemed to make no representations or warranties other than as provided with respect to intermediaries in Section 8-306 of the Uniform Commercial Code;

4.
any claim by any contra broker or any other person arising from or relating to Ridge’s rejection of a transaction for clearance pursuant to the terms of this Agreement, or the failure by any contra broker designated by Correspondent to settle any transaction for an Account;

5.	any errors or discrepancies in orders as transmitted by Correspondent or Customer to Ridge;

6.         the use of check-writing privileges pursuant to Section XXI.C. of this Agreement;

7.
any request by Correspondent to defer a buy-in or sell-out for an Account, or to extend the time for the making of a required margin payment by an Account, whether or not granted in whole or in part by Ridge;

8.	any guarantee by Ridge of any signatures with respect to a transaction in an Account;

9.	the exercise by Correspondent Parties of discretionary authority over any Account;

10.	any action or inaction by an agent holding a power of attorney for an Account on behalf of a principal;

11.	any claim or dispute arising directly or indirectly from a Soft-Dollar Arrangement, Directed-Brokerage Arrangement, or Payment for Order Flow Arrangement;

12.	any act or omission of Correspondent, its agents, employees or customers which infringes on any patent, trade secret, copyright, trademark, or other intellectual property right of Ridge; or

13.	the breach by Correspondent of, or an untrue statement or omission in, any representation, warranty or covenant in this Agreement.

In addition, Ridge shall indemnify, defend, and hold harmless Correspondent from and against any claims, demands, proceedings, suits, actions, liabilities, expenses, and reasonable attorney’s fees, and costs in connection therewith arising out of any grossly negligent, reckless misconduct, dishonest, fraudulent, or criminal act or omission on the part of any of Ridge’s officers or employees with respect to the services provided by Ridge under this Agreement.

C.	Defense of Claims and Actions

If any claim or action is asserted or commenced against any Correspondent Party or any Ridge Party (an “Indemnitee”) in respect of which indemnity may be sought against Ridge or Correspondent (an “Indemnifying Party”) as the case may be pursuant to this Agreement, such Indemnitee will notify the applicable Indemnifying Party in writing, and such Indemnifying Party shall assume the defense of such claim or action, including the employment of counsel and payment of attorneys’ fees and expenses, as incurred, on behalf of such Indemnitee.  Each Indemnitee against whom such claim or action is asserted or commenced shall have the right to employ its own separate counsel, but the fees and expenses of such separate counsel shall be at the expense of such Indemnitee unless: (1) the employment of such separate counsel shall have been authorized in writing by the  Indemnifying Party; (2) the Indemnifying Party shall not have employed counsel to conduct the defense of such Indemnitee; or (3) such Indemnitee shall have reasonably concluded that, as between such Indemnitee and the Indemnifying Party or between such Indemnitee and one or more of the other Indemnitees, there may be a conflict of interest requiring separate counsel.  In the event that any of the circumstances referred to in clauses (1)-(3) of the preceding sentence occurs, the fees and expenses of the separate counsel employed by such Indemnitee shall be borne in their entirety by the Indemnifying Party, and the Indemnifying Party shall not have the right to direct the defense of such Indemnitee.   In any event, the Indemnifying Party shall cooperate in the defense of any such claim or action against an Indemnitee, including, without limitation, in the effectuation of any settlement which such Indemnitee, in its reasonable discretion, deems appropriate, the costs of which settlement shall be borne in their entirety by the Indemnifying Party.

D.	Survival of Indemnities

All indemnification, reimbursement and payment for expense provisions of this Agreement shall survive the termination of the Agreement.  Each indemnity under this Agreement shall also extend to the costs and expenses (including, but not limited to, attorneys’ fees and expenses), if any, incurred by any of the Indemnitees in enforcing such indemnity.

XIV.	LIMITATION OF LIABILITY OF RIDGE

A.	Limitation of Liability

In no event shall either party be responsible to the other party, to any Customer, or to any other person for indirect, special, consequential or punitive damages arising from or relating, directly or indirectly, to this Agreement, regardless of whether such party has been advised of or might otherwise have anticipated the possibility of such damages, and Correspondent and Ridge each agree not to assist any claim for punitive damages against the other.  Ridge shall have no liability under this Agreement except to Correspondent.  Notwithstanding anything to the contrary in this Agreement, Ridge shall have no liability whatsoever for any losses, damages, costs or expenses which have not been caused by its own willful misconduct or gross negligence.

B.	Third-Party Service Providers

Ridge may, in its sole and exclusive discretion, use third-party service companies to perform or assist it in the performance of selected services under this Agreement (including affiliates of Ridge).  In such event, the term “Ridge” shall be deemed to include such third-party service companies, and the limitations of liability in Section XIV.A. of this Agreement shall apply.

C.	Systems and Communications Failures; Errors in Instructions

Ridge’s sole responsibilities with respect to any systems or communications failures, or any interruptions or delays in the services provided or to be provided by Ridge under this Agreement, shall be to use its best efforts to make such systems and services available as promptly as reasonably practicable.  Ridge shall have no responsibility whatsoever for the accuracy of, or any errors or omissions in, any databases or securities information and related market and statistical information displayed, carried or furnished by or through its equipment or systems.  Ridge shall have no responsibility whatsoever for any loss, expense or damage suffered by Correspondent, any Customer or any other person by reason of any interruption or delay in the transfer or receipt of funds or securities through the Federal Reserve Book Entry System, the Federal Funds Wire Transfer System or any similar system or from any clearing agent, issuer, broker, dealer or other third party.  Ridge shall have no responsibility whatsoever for any failures to execute or “DK’s” directly or indirectly resulting from incorrect, incomplete or untimely instructions or any other failure by Correspondent, or any other person, to provide proper instructions.

XV.	ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

A.	Representations, Warranties and Covenants of Correspondent

Correspondent represents, warrants and covenants to Ridge as follows:

1.
Correspondent is, and during the term of this Agreement shall remain, duly registered and in good standing as a broker-dealer with the SEC, a member firm in good standing of the NASD, and a member in good standing of every national securities exchange and association of which it is a member.

2.
Correspondent has all requisite authority in conformity with all Applicable Laws and Rules to enter into and perform this Agreement and has taken all necessary actions to authorize the execution of this Agreement and the performance of its obligations hereunder.

3.
Correspondent and each of the other Correspondent Parties is, and during the term of this Agreement shall remain, in compliance with the Applicable Laws and Rules in all material respects, including, but not limited to, the registration, qualification, capital, financial reporting, customer protection, disclosure and similar requirements of the SEC, NYSE, NASD, any other securities exchange or association of which it is a member, and every state to which jurisdiction it is subject.

4.
Correspondent has, and during the term of this Agreement shall maintain, net capital as required under the Applicable Laws and Rules and the amount set forth on Schedule B.  Ridge may, in its sole and exclusive discretion acting in good faith, increase that amount if it determines that a higher amount is necessary and advisable for its protection; provided that Ridge notifies Correspondent in writing of any such increase including Ridge’s rationale therefore and agrees to meet with Correspondent at Correspondent’s request to resolve any disputes regarding such increase.  Correspondent shall promptly notify Ridge in writing in the event that Correspondent’s net capital falls below the greater of the amount required under the Applicable Laws and Rules and the amount set forth on Schedule B.

5.	All orders and instructions transmitted to Ridge by Correspondent shall be valid and shall have been duly and properly authorized.

6.
There is no material action, suit, investigation or proceeding (formal or informal) pending or threatened in writing against or affecting (in a material manner) Correspondent or any of its executive officers, by or before any court or other tribunal, arbitrator, governmental agency, instrumentality or authority or any self-regulatory or clearing organization, , as to which Ridge has not been informed and provided with summaries thereof.

7.
The activities of Correspondent pursuant to this Agreement do not and during the term of this Agreement shall not give rise to a prohibited transaction within the meaning of Section 406 of ERISA, and all applicable Prohibited Transaction Class Exemptions shall have been complied with.

8.	Correspondent has, and during the term of this Agreement shall maintain, blanket bond insurance policies as required under NASD Rule 3020 or NYSE Rule 319, as applicable.

9.
On or before the execution of this Agreement, Correspondent shall have identified in writing to Ridge each of its lines of business and any securities in which Correspondent makes a market.  Correspondent shall provide Ridge with an update of any securities in which Correspondent makes a market promptly, in order to allow Ridge to update transaction confirms as necessary.

10.
Correspondent shall within a reasonable time, and if not prohibited by law or any confidentiality agreement, give Ridge reasonable prior written notice of any new lines of business that materially modify the mix of business that Correspondent is engaged in on the date of this Agreement.   Such notice shall be required notwithstanding that such new business or different business mix does not affect the services to be performed by Ridge under this Agreement.

B.	Representations, Warranties and Covenants of Ridge

Ridge represents, warrants and covenants to Correspondent as follows:

1.
Ridge is and during the term of this Agreement shall remain duly registered and in good standing as a broker-dealer with the SEC, a member firm in good standing of the NYSE and NASD, and a member in good standing of every national securities exchange and association of which it is a member.

2.
Ridge has all requisite authority in conformity with all Applicable Laws and Rules to enter into and perform this Agreement and has taken all necessary actions to authorize the execution of this Agreement and the performance of its obligations hereunder.

3.	Ridge has and during the term of this Agreement shall maintain net capital in an amount no less than that required by the Law and Rules.

4.
Ridge and each of the other Ridge Parties is, and during the term of this Agreement shall remain, in compliance with the Applicable Laws and Rules in all material respects, including, but not limited to, the registration, qualification, capital, financial reporting, customer protection, disclosure and similar requirements of the SEC, NYSE, NASD, any other securities exchange or association of which it is a member, and every state to which jurisdiction it is subject.

XVI.	NO PARTNERSHIP OR AGENCY; NO SPECIAL TREATMENT

Neither this Agreement nor any activity hereunder shall create a general or limited partnership, association, joint venture, branch or agency relationship between Correspondent and Ridge.  Correspondent shall not hold itself out as an agent of Ridge or of any subsidiary or company controlled directly or indirectly by or affiliated with Ridge, nor shall it employ Ridge’s name in any manner that creates the impression that the relationship created or intended between them is anything other than that of clearing broker and introducing broker.  Correspondent shall not, without the prior written approval of Ridge, place any advertisement in any newspaper, publication, periodical or any other media if such advertisement in any manner makes reference to Ridge or to the execution and clearing arrangements contemplated by this Agreement.  Correspondent shall not, without the prior written approval of Ridge, furnish any link to the website(s) of Ridge or its affiliates.  Should Correspondent in any way hold itself out as, advertise or otherwise represent that it is the agent of Ridge, Ridge shall have the right, at its option, in addition to such other rights and remedies as it may have, to terminate this Agreement and/or to obtain injunctive relief or any other provisional remedy in any New York federal or state court, and Correspondent shall be liable for any loss, liability, damage, claim, cost or expense (including, but not limited to, attorneys’ fees and expenses) sustained or incurred as a result of such representation of agency.  No such application for a provisional remedy, however, nor any act by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy with respect to which such application is made settled by arbitration in accordance with Section XXI.M. of this Agreement.

This Agreement is not intended, nor shall it be construed, to bestow upon Correspondent any special treatment regarding any other arrangements, agreements or understandings that exist or may hereafter exist between the parties or their affiliates.  Neither party shall have any obligation to deal with the other in any capacity other than as set forth in this Agreement.

XVII.	CONFIDENTIALITY; EMPLOYEES

A.	Confidentiality

Correspondent and Ridge shall each keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the other, except such information as may be required to be disclosed by law or pursuant to subpoena, court order or in any regulatory or self-regulatory inquiry, investigation, proceeding or other matter (collectively, an “Inquiry”), or as may be required to be disclosed under this Agreement.  Except as otherwise prohibited by law, Correspondent and Ridge will each give the other prompt notice of the receipt of any Inquiry prior to such party’s disclosing information in connection therewith. Correspondent agrees not to disclose the terms of this Agreement to any person or entity except as may be required by law and except to regulatory bodies with appropriate jurisdiction and to authorized employees of Correspondent on a need-to-know basis.  Any other publication or disclosure of the terms of this Agreement may be made only with the prior written consent of Ridge.  The confidentiality provisions of this Agreement shall survive the termination of this Agreement.

B.	Employees

Without a party’s prior written consent, the other party shall not solicit, or engage in negotiations with, any person who is, or within the preceding six (6) months has been, employed by such party or by any of its affiliates.

XVIII.	TERM AND TERMINATION

A.	Term

The initial term of this Agreement shall commence upon the date hereof and shall continue until the date which is three (3) years thereafter (the “Initial Term”).  The end of the Initial Term shall be referred to as the “Initial Expiration Date.”

The term of this Agreement shall continue for successive one-year periods after the Initial Term and this Agreement shall be deemed to have been extended for such one-year periods as of the Initial Expiration Date and each anniversary of the Initial Expiration Date, provided that written notice of termination is not provided at least sixty (60) calendar days in advance of the commencement of any such one-year period.

B.	Termination

Notwithstanding the foregoing, either party may terminate this Agreement, in accordance with the procedures set forth below, whether prior to or after the Initial Expiration Date, upon the occurrence of an “Event of Default”.  For purposes hereof, an “Event of Default” shall occur if:

1.
the other party fails to perform or observe any material term, covenant or condition to be performed hereunder and such failure continues unremedied for a period of ten (10) business days after receipt of written notice from the non-defaulting party specifying the failure and demanding that the other party remedy its default;

2.	any material representation or warranty made by the other party hereunder proves false or misleading at any time in any material respect;

3.
the other party is enjoined, suspended, prohibited, or otherwise unable to engage in all or a material portion of its securities business as a result of any administrative or judicial proceeding or action by the SEC, any state securities law administrator, any national securities exchange, or any self-regulatory organization or governmental body having jurisdiction over such party; or

4.
the other party is adjudicated bankrupt or insolvent or a trustee or similar creditors’ representative is appointed by court order; or any property of the other party is sequestered by court order and such order remains in effect for more than thirty (30) calendar days; or a petition is filed by or against the other party either voluntarily or involuntarily under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within thirty (30) calendar days after such filing; or the other party makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator for itself or for any property held by it.

The defaulting party shall promptly advise the non-defaulting party in writing upon the occurrence of any event which constitutes, or with the passage of time would constitute, an Event of Default under this Agreement.  Upon the occurrence of an Event of Default under subsections (1) or (2) above, the non-defaulting party may, at its option, by notice in writing to the defaulting party, declare this Agreement terminated, and such termination shall be effective as of the date such notice is delivered or such later date as may be designated by the non-defaulting party in such notice.  Upon the occurrence of an Event of Default under subsections (3) or (4) above, this Agreement shall immediately and automatically terminate without notice or any further action by the non-defaulting party.

For purposes of this Agreement, a termination for “Cause” shall mean a termination by either party under this Section XVIII.B., as well as a termination by Correspondent under Section XVIII.C. or a termination by Ridge under Section XVI.

C.	Changes in the Applicable Laws and Rules

Notwithstanding any provision hereof, Ridge may, in its sole and exclusive discretion, amend the fees that it charges Correspondent if there is a material increase in its costs as a result of a change in the Applicable Laws and Rules.  Ridge agrees to give at least 60 days’ prior written notice to Correspondent of any such amendment.  Upon receipt of such written notice, Correspondent will have the right to terminate this Agreement during such sixty (60) day period.  No “Early Termination Fee” (as defined below) or “Material Change Termination Fee” (as defined below) shall be payable by Correspondent in the event Correspondent terminates this Agreement pursuant to this paragraph XVIII (C).

D.	Changes in Control or Business Mix

Notwithstanding any provision hereof, this Agreement may be terminated by Ridge, upon reasonable written notice to Correspondent, if there is a change in control of Correspondent or if Correspondent engages in, or is subject to, a material merger, acquisition or business combination or there is a material change in the business mix of Correspondent, in each case without the prior written approval of Ridge.  Correspondent shall , except as prohibited by law, provide reasonable notice to Ridge in writing upon the occurrence of any of the events described in this Section.  No “Early Termination Fee” (as defined below) or “Material Change Termination Fee” (as defined below) shall be payable by Correspondent in the event Ridge terminates this Agreement pursuant to this paragraph XVIII (D).

E.	Termination Fee

In the event that this Agreement is terminated by Ridge for Cause or by Correspondent for any reason other than for Cause prior to the Initial Expiration Date, Correspondent shall pay to Ridge a termination fee (the “Early Termination Fee”) equal to the early termination fee set forth on Schedule B, provided however that, in the event that Correspondent terminates this Agreement in connection with a material change in its ownership structure or as a result of a material merger, acquisition or business combination, Correspondent shall instead pay the “Material Change Termination Fee” set forth in Schedule B.   In addition, in the event that this Agreement is terminated in the third year by Ridge for Cause or by Correspondent for any reason other than for Cause, Correspondent shall pay to Ridge an amount equal to the costs and expenses of Ridge incurred in connection with the conversion of Accounts pursuant to Section XVIII.F. of this Agreement, which amount shall in no event exceed $10,000.  Correspondent shall pay the Early Termination Fee and any applicable de-conversion charges, in immediately available U.S. funds, within ten (10) calendar days of receipt of a written statement from Ridge setting forth the calculation of the Early Termination Fee and any applicable de-conversion charges.

In the event that Correspondent is the subject of the issuance of a protective decree pursuant to the Securities Investor Protection Act of 1970 (15 USC 78aaa-III), Ridge’s claim for a payment of a termination fee under this Agreement shall be subordinate to claims of Correspondent’s customers that have been approved by the trustee appointed by the Securities Investor Protection Corporation pursuant to the issuance of such protective decree.

F.	Conversion of Accounts

Upon termination of this Agreement for any reason, it shall be Correspondent’s responsibility to arrange for the conversion of the Accounts to another broker for clearing and/or execution services.  Correspondent shall promptly upon termination give Ridge written notice of the name of such other broker, the anticipated date on which it shall commence acting as clearing broker with respect to the Accounts, and the name of the individual(s) within that organization whom Ridge can contact to coordinate the conversion.  Correspondent shall also provide Ridge with Correspondent’s written undertaking, in a form acceptable to Ridge, that such other broker shall accept on conversion all Accounts then maintained by Ridge for such Correspondent.  If Correspondent fails to provide Ridge with the notice and undertaking referred to above, Ridge may, at the sole expense of Correspondent, give Customers such notice of termination of this Agreement as Ridge deems appropriate and make such other arrangements as Ridge deems appropriate for transfer or delivery of the Accounts.  Ridge will provide reasonable assistance to Correspondent in de-converting Accounts from the systems of Ridge. Except as otherwise provided in this Agreement, Correspondent shall promptly pay to Ridge reasonable expenses incurred by Ridge in processing the de-conversion.

G.	Survival

Termination of this Agreement shall not affect any of the rights or liabilities of the parties relating to business transacted prior to the effective date of such termination.  From the date of termination until transfer or delivery of all Accounts, the rights and liabilities of the parties relating to any business transacted after such termination shall be governed by the same terms as those set forth in this Agreement.

H.	No Obligation to Release Correspondent Accounts

Subject to Ridge’s obligation to refund cash or securities in the Settlement Account within 30 days after termination of this Agreement in accordance with Section X.B. above, Ridge shall not be required to release to Correspondent any securities or cash held by Ridge for Correspondent in one or more Accounts of Correspondent until all amounts owing to Ridge pursuant to the provisions of this Agreement are paid in full and Correspondent’s outstanding obligations (including any disputed obligations) to Ridge are determined and satisfied and any property of Ridge in the possession of Correspondent is returned to Ridge.

XIX.	ACTIONS AGAINST CUSTOMERS

If Correspondent is unable or unwilling to pursue a claim against any Customer, Ridge shall have the right, but not the obligation, in its sole and exclusive discretion and at Correspondent’s expense, to institute and prosecute in either its own name or, at Ridge’s option, in the name of Correspondent, any action or proceeding against any Customer as to any controversy or claim arising (directly or indirectly) out of any transaction with Ridge, Correspondent or any Customer, and nothing contained in this Agreement shall be deemed or construed to impair or prejudice such right in any way whatsoever, nor shall the institution or prosecution of any such action or proceeding relieve Correspondent of any liability or responsibility which Correspondent would otherwise have under this Agreement.  Correspondent hereby assigns to Ridge such rights against Customers, and, upon the request of Ridge, agrees to execute such other and further instruments or documents, as are reasonably necessary or appropriate to carry out the intent of this Section.

XX.	NOTICES

Except as otherwise expressly provided herein, any notice or instruction required or permitted to be given under this Agreement shall be in writing, shall be effective upon receipt, and shall be sent by hand or by certified mail, in either case, return receipt requested, to the parties at the following addresses, or at such other address as to which notice in writing shall have been given:

If to Ridge:

Ridge Clearing & Outsourcing Solutions, Inc.
     55 Water Street
New York, New York  10041
Fax No:  (212) 747-2079
Attn:  General Counsel

If to Correspondent:

Broadpoint Securities, Inc.
One Penn Plaza
                                42ND Floor
                                New York, NY  10119
Fax No.:   (212) 546-6091
Attn:  President
With a copy to:
Broadpoint Securities Group, Inc.
(Same address as above for Broadpoint Securities, Inc.)
Fax No:   (212) 273-7191
Attn: General Counsel

XXI.	MISCELLANEOUS

A.	Exchange of Information

Each party shall promptly supply the other with all appropriate information in its possession necessary or appropriate to enable the other party properly to perform its obligations under this Agreement.

B.            Exception and Other Reports

At the time of execution of this Agreement, and annually thereafter, Ridge will provide to Correspondent a list of exception and other reports it can make available to Correspondent, and the cost therefor, which may assist Correspondent in complying with regulatory requirements, supervising and monitoring the Accounts, and meeting its obligations under this Agreement.  Correspondent specifically acknowledges that such reports may not be inclusive of all of the exception and other reports necessary for Correspondent to comply with its regulatory obligations.

At each time specified in the paragraph above, Correspondent shall promptly designate in writing to Ridge which, if any, of such reports Correspondent requires during the succeeding twelve months, and Ridge will thereafter provide such designated reports to Correspondent.  Within thirty (30) days of July 1 of each year, Ridge will give written notice to Correspondent’s chief executive and compliance officer identifying the list of reports offered to Correspondent and those reports that were actually requested by Correspondent.  A copy of the written notice will also be provided to Correspondent’s designated examining authority (or, if none, to its appropriate regulatory agency or authority).  It shall be the sole responsibility of Correspondent to determine whether additional reports are necessary for Correspondent to meet its regulatory obligations, and to obtain and use such reports.  Ridge will retain the data from which each of such reports was produced for at least six (6) years in a manner sufficient for Ridge to reproduce the report.

Notwithstanding the foregoing, Correspondent shall itself maintain reports, records and regulatory filings required to be kept by Correspondent by this Agreement.

C.	[Intentionally Omitted]

D.            Credit Investigations

Both Ridge and Correspondent shall have the right to investigate, or to cause a third party to investigate, the other party’s credit.

E.            Tape Recording

Both Ridge and Correspondent shall have the right to record telephone conversations between themselves, and both Ridge and Correspondent waive any right to further notice of any such recording.

F.	No Third-Party Beneficiaries

Except as otherwise provided in Section XXI.K of this Agreement, this Agreement is between Ridge and Correspondent only, and is not intended to confer any benefits or rights upon any Customers or other persons not expressly made parties hereto (other than Ridge Parties).

G.	Customer Agreements

All customer agreements used by Correspondent shall be provided by Ridge or, alternatively, by Correspondent at its expense and pre-approved in writing by Ridge.  In the event that any customer agreement is prepared by Correspondent, Correspondent agrees to designate Ridge as a beneficiary of each of Customer’s representations, warranties, acknowledgments and covenants in the customer agreement to the same extent as if such representations, warranties, acknowledgments and covenants were made directly by Customer to Ridge, and that Ridge, in its own name and for its own benefit, shall be entitled to enforce such provisions and all other rights granted to Correspondent directly against Customer.

H.	Competition

Nothing herein shall restrict or be deemed to restrict the right of Ridge or any affiliate of Ridge to compete with Correspondent in any or all aspects of Correspondent’s business.

I.	Remedies Cumulative

The enumeration herein of specific remedies shall not be exclusive of any other remedies.  Any delay or failure by any party to this Agreement to exercise any right or remedy under this Agreement or under the Applicable Laws and Rules, or the single or partial exercise of any such right or remedy, shall not be construed to be a waiver of any such rights or remedies, or to limit the exercise of such rights or remedies.

J.            Merger; Amendment

This Agreement represents the entire agreement between the parties and supersedes all other understandings and agreements between the parties with respect to the subject matter hereof, including without limitation the Fully Disclosed Clearing Agreement dated March 25, 2002, between Descap Securities, Inc. (now-known as Broadpoint Securities, Inc.) and Banc of America BrokerDealer Services, a division of Banc of America Securities LLC (predecessor-in-interest to Ridge).  This Agreement may not be amended except by a writing signed by the parties hereto.

K.            Assignment

This Agreement shall be binding upon and inure to the benefit of the respective successors and authorized assigns of the parties.  Except as prohibited by law or a confidentiality agreement, each party shall provide the other party with thirty (30) business days’ prior written notice of any proposed change in control. Neither party may assign this Agreement, or assign or delegate any of its rights or obligations hereunder, without the prior written consent of the other party.  Each party may assign this Agreement or assign or delegate any of its rights or obligations hereunder to any affiliate of such party that succeeds to such party’s business without the other party’s consent if such affiliate executes and delivers to the other party an assumption agreement pursuant to which such affiliate assumes all such obligations of such party under this Agreement as have been delegated to it.  Each party consents and agrees to the assignment and transfer of the other party’s rights and obligations hereunder at any future time resulting from a merger, sale of all or a substantial portion of such party’s assets to any successor organization or assignee, including any registered broker and/or dealer that owns any of the assigning party’s capital stock, and such assignment shall be binding upon the undersigned, its successors, and assigns.

L.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

M.	Arbitration

Any dispute or controversy arising out of or relating in any way to this Agreement, including, without limitation, any dispute or controversy that might give rise directly or indirectly to a class action or putative class action, shall be submitted to arbitration before the NYSE (conducted pursuant to NYSE Rules), or, if Correspondent is not a NYSE  member, any other self-regulatory organization or exchange chosen by Ridge that has jurisdiction over the dispute or controversy.  Arbitration must be initiated by service upon the other party of a written demand for arbitration or notice of intention to arbitrate.  Judgment upon any award rendered by the arbitrator(s) shall be final, and may be entered in any court, state or federal, having jurisdiction.

N.	Customer Actions

In the event of an arbitration or court action in which a Customer has asserted a claim against Ridge or an affiliate thereof, Correspondent agrees that (1) it shall submit to the jurisdiction of any such forum in which such claim is brought, and (2) it shall accept service of process for any such claim.  Service of process in any such action or arbitration shall be sufficient if served on Correspondent by certified mail, return receipt requested, at the address provided for the delivery of notices under this Agreement.

O.	Temporary or Provisional Relief

Notwithstanding Section XXI.M. of this Agreement, either party may, at any time prior to an initial arbitration hearing with respect to any dispute or controversy relating to or arising out of this Agreement, obtain upon application to the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York any temporary or provisional relief or remedy that would be available in an action based upon such dispute or controversy in the absence of an agreement to arbitrate.  The parties acknowledge and agree that it is their intention to have any such application for  provisional or temporary relief decided by the court to which it is made and that such application shall not be referred to or settled by arbitration.  Process in any such proceeding shall be sufficient if served by certified mail, return receipt requested, at the address provided above for the delivery of notices under this Agreement.  In this connection, each party expressly waives any defense (1) to personal jurisdiction, (2) to service of process in the manner set forth above, and (3) to venue.  No such application to a court for provisional or temporary relief, nor any act or conduct by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy settled by arbitration in accordance with Section XXI.M. of this Agreement.

P.	Force Majeure

Neither party shall be liable for losses caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, labor strike, war, act of civil or military authority, sabotage, terrorism, epidemic, flood, earthquake, fire, or other natural disaster,  or any other conditions or occurrences beyond Ridge’s reasonable control.

Q.            Headings

The headings contained herein have been inserted for convenience and ease of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

R.	Enforceability

If any provision or condition of this Agreement is held to be invalid or unenforceable by any court, arbitration tribunal or regulatory or self-regulatory agency or body, the validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

S.	Counterparts

This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

RIDGE CLEARING & OUTSOURCING SOLUTIONS, INC.

By:	/s/ Joseph Barra
Name	Joseph Barra
Title:	President

BROADPOINT SECURITIES, INC.

By:	/s/ Robert Fine
Name	Robert Fine
Title:	President